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                                                                       Exhibit K

                 AMENDED AND RESTATED ADMINISTRATION, ACCOUNTING
                         AND INVESTOR SERVICES AGREEMENT

     The Administration, Accounting and Investor Services Agreement made and agreed to by and between GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC (formerly named GM Absolute Return Strategies Fund, LLC), a Delaware limited liability company (the "Fund"), and PFPC INC., a Massachusetts corporation ("PFPC"), is hereby amended and restated as of November 1, 2002 to read in its entirety as follows:

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered or is in the process of registering as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PFPC to provide administration, accounting and investor services provided for herein, and PFPC wishes to furnish these services to the Fund.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Definitions. As Used in this Agreement:

     (a) "Authorized Person" means any person listed on the Authorized Persons Appendix attached hereto and made a part hereof (as such Appendix may be amended from time to time by the Manager, on behalf of the Fund, in its sole discretion and upon three days' notice to PFPC; provided, however, that the number of Authorized Persons may not exceed fifteen). An Authorized Person's scope of authority may be limited by setting forth the limitations in a written document signed by both parties hereto.

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     (b)  "Interest", "Interest Percentages", "Manager", and "Member" shall have the same meanings as set forth in the Fund's limited liability company agreement (the "Limited Liability Company Agreement").

     (c) "Organizational Documents" means, in the case of the Fund, the Certificate of Formation of the Fund and the Limited Liability Company Agreement.

     (d)  "SEC" means the Securities and Exchange Commission.

     (e) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Appointment. The Fund hereby appoints PFPC to provide administration, accounting and investor services to the series listed on Exhibit A hereto (as may be amended from time to time in accordance with Section 20 hereunder) in accordance with the terms set forth in this Agreement. PFPC accepts this appointment and agrees to furnish these services to the series.

3.   Delivery of Documents.

     (a) The Fund has provided or, where applicable, will provide PFPC with a copy of the Fund's Organizational Documents and copies of any and all amendments or supplements thereto.

     (b) In the event that the Fund enters into or heretofore has entered into one or more of the following agreements, it will promptly provide PFPC with copies of the agreements and any and all amendments or supplements thereto:

          (i)  any investment advisory agreement;

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          (ii) any distribution/underwriting agreement; and

          (iii) any additional administration agreement(s).

     (c) In the event that an offering document or prospectus is used or heretofore has been used to offer interests in the Fund to third party investors, the Fund will provide PFPC with a copy of any such offering documents or prospectus and any amendments and supplements thereto.

     (d) a copy of the Fund's most recent effective registration statement on Form N-2 under the 1940 Act, as filed with the SEC.

4.   Compliance with Rules and Regulations.

     PFPC undertakes to comply with the applicable requirements of any laws, rules and regulations of governmental authorities having jurisdiction over the Fund or its investment advisor or Manager with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any other entity. PFPC undertakes to render services hereunder in accordance with generally accepted accounting principles ("GAAP").

5.   Instructions.

     (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Written Instructions.

     (b) PFPC shall be entitled to rely upon any Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Written Instruction received hereunder is not in any way inconsistent with the provisions of Organizational Documents or this Agreement or of any vote,

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          resolution or proceeding of the Fund's Manager or of the Fund's
          Members, unless and until PFPC receives Written Instructions to the contrary.

6.   Right to Receive Advice.

     (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Written Instructions, from the Fund.

     (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Fund, any Fund's investment adviser or PFPC, at the option of
          PFPC).

     (c) Conflicting Advice. In the event of a conflict between directions, advice or Written Instructions PFPC receives from the Fund and the advice PFPC receives from counsel, PFPC may reasonably rely upon and follow the advice of counsel; provided that PFPC first notifies the Fund of such conflict and makes a reasonable effort to reconcile such conflicting advice, and further provided that, if after such reconciliation effort, PFPC relies upon and follows the advice of counsel and decides not to follow directions, advice or Written Instructions received from the Fund, PFPC shall promptly inform the Fund of its decision. Notwithstanding anything contained in the immediately preceding sentence, in the event of such conflict, PFPC may rely upon and follow the advice of counsel (without first notifying the Fund and attempting a reconciliation) and as soon as practicable thereafter notify the Fund of such decision in any event where the circumstances make it inadvisable for PFPC to act within a time frame conducive to first

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          attempting any notification and reconciliation described.

7.   Records; Visits.

     (a) The books and records pertaining to the Fund which are in the possession or under the control of PFPC shall be the property of the Fund. PFPC shall maintain, on behalf of the Fund, without limitation, the following records:

          (i) all books and records with respect to the Fund's books of account;

          (ii) records of each portfolio's securities transactions;

          (iii) records necessary to support the calculation of performance of the Fund; and

          (iv) copies of Written Instructions received by PFPC hereunder.

          Any such books or records may be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method in a manner not inconsistent with the electronic recordkeeping rules promulgated by the SEC and other regulators having jurisdiction over the Fund, or its Manager, as such rules may be amended or supplemented from time to time (the "Electronic Recordkeeping Rules").

     (b) The Fund and Authorized Persons shall have access to these books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense. In the event that the Fund believes that it will require the original books and records for regulatory purposes or upon termination of this Agreement, the Fund reserves the right to direct PFPC to deliver to the Fund within five business days the original books and records of

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          the Fund or, if such books and records are maintained on electronic media, a copy of electronic media, a printed version thereof and a certification that the records have been maintained in accordance with the Electronic Recordkeeping Rules, to the extent these rules are applicable.

8. Confidentiality. Each party shall keep confidential any information received in the course of satisfying obligations hereunder and relating to the other party's business ("Confidential Information"), provided that either party may share this information with any of its officers, employees, directors, Managers, Members, agents, representatives and affiliates, including any officer, employee, director or agent of the Managers, (i) only to the extent necessary to conduct the business of the fund or provide services hereunder and (ii) only if such recipient first agrees to be (or already is) bound by the provisions of this Section 8. Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund, the Manager, PFPC, or any of their respective affiliates and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund, the Manager, PFPC or any of its respective affiliates a competitive advantage over their competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets,

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     whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); or (f) has been or is independently developed or obtained by the receiving party.

9. Liaison with Accountants. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to the Fund. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10. PFPC System. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, patents, copyrights, trade secrets, and other related legal rights belonging to PFPC and utilized by PFPC in connection with the services provided by PFPC to the Fund.

11. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate

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     parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

12. Compensation. As compensation for services set forth herein that are rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as set forth in the fee letter attached hereto.

13.  Indemnification.

     (a) Each party ( the "Indemnifying Party") agrees to indemnify and hold harmless the other party and its affiliates (including their respective officers, directors, agents and employees and, with respect to the Fund, the officers, directors, agents and employees of the Managers, collectively, the "Indemnified Party") from all claims, actions, obligations, damages, liabilities, judgements, settlements and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Liabilities") arising directly or indirectly from any act, omission or misrepresentation by the Indemnifying Party in breach of any obligation, agreement, representation or warranty by the Indemnifying Party or its affiliates under this Agreement; provided that the Indemnifying Party will only be obligated under this Section 13 to the extent that act, omission or misrepresentation by the Indemnifying Party or its affiliates constitutes gross negligence or willful misconduct by the Indemnifying Party or its

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          affiliates. Notwithstanding the foregoing, no Indemnified Party shall be entitled to indemnification against any Liability (or any expenses incident to such Liability) pursuant to this Section 13 to the extent the Liability is caused directly or indirectly by the Indemnified Party or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

     (b) Notwithstanding the foregoing, the Indemnifying Party shall not be responsible for indemnification relating to settlements entered into by the Indemnified Party or its affiliates without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

     (c) Each party may bring action against the other to contribute to the satisfaction of any liability under this Section 13 to the extent that the liability its attributable to the culpable conduct of such party (as defined in Section 13 (a)). In the event that an Indemnified Party reasonably concluded that it has a conflict of interest with the Indemnifying Party or any other party seeking indemnity under this
          Section 13 with respect to the same matter, the Indemnified Party shall be entitled to retain separate counsel reasonably acceptable to the Indemnifying Party and the costs of the separate counsel shall be subject to the indemnification provisions set forth in this Section 13.

     (d) The foregoing rights of indemnification shall not limit any rights or remedies which may be available to any person under applicable law, including any right of action for breach of this Agreement, subject to the provisions of Section 14 below; provided that, except as expressly set forth in Section 13 (a) through (c), this Agreement is not intended to be for the benefit of persons other than the parties hereto.

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14.  Duties and Exculpation.

     (a) Neither party shall be under any duty hereunder to take any action except as specifically set forth herein or as may be specifically agreed to by the parties in a written amendment hereto. PFPC shall not be liable to the Fund or the Manager for any action it takes or does not take in reliance upon Written Instructions it receives from the Fund. Notwithstanding the foregoing, PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. Neither party shall be liable for any damages arising out of the party's failure to perform its duties under this Agreement unless such failure constitutes gross negligence, willful misconduct or a failure to act in good faith.

     (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) neither party shall be liable for losses beyond its control, including without limitation (subject to Section 11), delays or errors or loss of data occurring by reason of circumstances beyond such party's control, provided that such losses are not the result of such party's gross negligence or willful misconduct; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine.

     (C) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY NOR ITS AFFILIATES SHALL BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL OR

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          INDIRECT LOSSES OR DAMAGES, WHETHER OR NOT THE LIKELIHOOD OF SUCH
          LOSSES OR DAMAGES WAS KNOWN BY SUCH PARTY OR ITS AFFILIATES.

     (d) Each party shall undertake to mitigate damages for which the other party may become responsible pursuant to Sections 13 or 14 of this Agreement.

15.  Description of Accounting Services on a Continuous Basis.

     PFPC will perform the following accounting services if required with respect to the Fund:

          (i)  Journalize investment, capital and income and expense activities;

          (ii) Verify investment buy/sell trade tickets when received on behalf of the Fund in accordance with PFPC's written procedures;

          (iii) Maintain individual ledgers for investment securities;

          (iv) Maintain historical tax lots for each security;

          (v) Record and reconcile corporate action activity and all other capital changes with the Fund's Adviser or, if the Fund has not retained an Adviser, the Manager;

          (vi) Reconcile cash and investment balances of the Fund with the custodian, and provide the Adviser or, if the Fund has not retained an Adviser, the Manager with the beginning cash balance available for investment purposes;

          (vii) Calculate contractual expenses as instructed by the Manager. If the instructions provided in the Fund's offering memorandum or prospectus, if any, differs from the instructions of the Manager, PFPC shall follow the instructions set forth in the offering memorandum or prospectus;

          (viii) Maintain expense budget for the Fund and notify the Manager of any proposed adjustments;

          (ix) Control all disbursements and authorize such disbursements from the Fund's account at PNC Bank, Delaware upon Written Instructions;

          (x)  Calculate capital gains and losses;

          (xi) Determine net income;

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          (xii) Determine applicable foreign exchange gains and losses on payables and receivables;

          (xiii) Transmit or otherwise send a copy of the monthly portfolio valuation to the Adviser or, if the Fund has not retained an Adviser, the Manager;

          (xiv) Compute net asset values monthly;

          (xv) As appropriate, compute total return and expense ratios;

          (xvi) Prepare a monthly financial statement using PFPC's standard format, if requested by the Manager;

          (xvii) Assist with the annual audit of the Fund's financial statements;

          (xviii) Provide the Adviser, or, if the Fund has not retained an Adviser, the Manager, with accounting information in an electronic format which, to the extent reasonably feasible, is consistent with the general ledger of General Motors Investment Management Corporation, provided that the Fund has first sufficiently detailed such form to PFPC; and

          (xix) Such other services as the parties agree in writing.

16.  Description of Administration Services on a Continuous Basis.

     PFPC will perform the following administration services if required with respect to the Fund:

          (i) Prepare quarterly broker security transaction summaries including principal and agency transactions and related commissions if applicable;

          (ii) Prepare monthly security transaction listings;

          (iii) Supply various normal and customary portfolio and Fund statistical data as requested on an ongoing basis;

          (iv) Provide to the extent contained in accounting records materials required for board reporting as may be requested from time to time;

          (v) Prepare for execution and file on a timely basis, the Fund's Federal Form 1065, state tax returns and IRS Form 5471, if applicable;

          (vi) Assist in the preparation of registration statements for submission to the SEC;

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          (vii) Transmit or otherwise send, to the extent practicable and feasible, requested detailed information related to the Members, including admission details, income, capital gains and losses, and performance detail;

          (viii) Mail Fund offering materials to prospective investors;

          (ix) Mail any quarterly reports to the Adviser and Semi-Annual Financial Statements to Members as well as any other necessary correspondence to the extent pertaining to investment or other related activities of the Fund;

          (x) Coordinate the SEC filing of the Fund's Form N-SAR and annual and semi-annual shareholder reports;

          (xi) Copy the Manager on routine correspondence sent to Members;

          (xii) Coordinate contractual relationships and communications between the Fund and its contractual service providers;

          (xiii) Maintain certain bank accounts of the Fund which are authorized by the Fund and agreed to by PFPC;

          (xiv) Draft agendas, resolutions and materials for regular and special Board meetings and draft written consents of the Board;

          (xv) Coordinate the preparation, assembly and mailing of materials for all Board meetings;

          (xvi) Attend Board meetings and draft minutes thereof;

          (xvii) Maintain the Fund's corporate calendar to assure compliance with various SEC and other filings and Board approval deadlines;

          (xviii) Prepare and coordinate with the Fund's counsel Post-Effective
               Amendments to the Fund's Registration Statement and coordinate with the Fund's financial printer to file such Amendments with the SEC;

          (xix) Assist in the preparation of notices of Annual or Special Meetings of Members and Proxy materials relating to such meetings;

          (xx) Assist in obtaining the fidelity bond and directors' and officers'/errors and omissions insurance policies for the Fund in accordance with the requirements of Rule 17g-1 and 17d-1(d)(7) under the 1940 Act as such bond and policies are approved by the Fund's Board of Managers;

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          (xxi) Monitor the Fund's assets to assure adequate fidelity bond coverage is maintained;

          (xxii) Assist the Fund in the handling of SEC examinations and responses thereto;

          (xxiii) Mail to appropriate parties the personal securities transaction quarterly reporting forms under the Fund's Code of Ethics pursuant to Rule 17j-1 under the 1940 Act;

          (xxiv) Maintain the Fund's files in accordance with 1940 Act requirements;

          (xxv) Communicate significant regulatory developments to the Fund, the Board and the Fund's investment advisor on a quarterly basis; and

          (xxvi) Such other services as the parties agree in writing.

17. Description of Investor Services on a Continuous Basis. PFPC will perform the following functions:

          (i) Maintain the register of Members of the Fund and enter on such register all issues, transfers and repurchases of Interests in the Fund or changes in the Investment Percentages;

          (ii) Arrange for the calculation of the issue and repurchase prices of Interests in the Fund and the recalculation of the Investment Percentages in accordance with the Limited Liability Company Agreement and the Fund's offering memorandum or prospectus, if any;

          (iii) Allocate income, expenses, gains and losses to individual Members' capital accounts in accordance with the Limited Liability Company Agreement and Fund's offering memorandum or prospectus, if any;

          (iv) Calculate the Incentive Allocation in accordance with the Fund's offering memorandum or prospectus, if any, and reallocate corresponding amounts from the applicable Members' accounts to the Special Advisory Account;

          (v) Prepare and mail annually to Members any required Form K-1 in accordance with applicable tax regulations;

          (vi) Mail tender offers to Members for purposes of executing repurchases; and

          (vii) Such other services as the parties agree in writing.

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18.  Duration and Termination.

     (a) (i) This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party. (ii) The provisions of Section 16 (xiv) through Section 16 (xxv) may be terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party. If the Fund or PFPC gives notice of termination with respect only to Section 16 (xiv) through Section 16
          (xxv), the provisions of each other Section of this Agreement shall survive such termination.

     (b) In the event the Fund gives notice of termination pursuant to Section 18 (a) (i) or 18 (a) (ii), all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider (or each successor service provider, if there are more than one), and all trailing expenses incurred by PFPC, will be borne by the Fund, unless such termination is due to PFPC's material breach of this Agreement.

     (c) In the event PFPC gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider (or each successor service provider, if there are more than one), and all trailing expenses incurred by the Fund, will be borne by PFPC, unless such termination is due to the Fund's material breach of this Agreement.

     (d) The provisions of Sections 7, 8, 13 and 14 of this Agreement shall survive termination.

19. Notices. All notices and other communications, including Written Instructions, shall be

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     in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, DE 19809, Attention: Rene Paradis; (b) if to the Fund, to GMAM Absolute Return Strategies Fund, LLC, c/o General Motors Investment Management Corporation, 767 Fifth Avenue, New York, NY 10153, Attn: Mark Attanasio or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

20. Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

21 Delegation; Assignment. Neither party shall assign its rights or delegate its duties hereunder without the prior written consent of the other party except PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or The PNC Financial Services Group, Inc., provided that PFPC gives the Fund 30 days prior written notice of such assignment or delegation.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. Further Actions. Each party agrees to perform such further acts and execute such further

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     documents as are necessary to effectuate the purposes hereof.

24.  Miscellaneous.

     (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

     (b) No Changes that Materially Affect Obligations. The parties agree that PFPC's duties and obligations hereunder will not be increased without PFPC's consent. Notwithstanding the foregoing, the parties acknowledge that, in the future, the Fund may be registered as an investment company under the Investment Company Act of 1940 and the interests of the Fund may be offered to third parties pursuant to private placement transactions. The parties agree that the terms set forth in this Agreement, including the exhibits and schedules hereto, contemplate these events and that no consent of PFPC will be required for the registration of the Fund or the distribution of interests therein.

     (c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (d) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (e) Partial Invalidity. If any provision of this Agreement shall be held or made

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          invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     (f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (g) No Representations or Warranties. Except as expressly provided in this Agreement, each party hereby disclaims all representations and warranties, express or implied, made to the other party or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement or in the Data Station Access Service Agreement.

     (h) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

25. DataPath Access Services. PFPC shall provide to the Fund the DataPath Internet access services as set forth in the DataPath Access Services Description attached as Exhibit B hereto as amended from time to time in accordance with Section 20. Persons who are authorized to access DataPath are set forth in Schedule A to the DataPath Access Services Description, as such Schedule A may be amended from time to time.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            PFPC INC.


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            GMAM ABSOLUTE RETURN
                                            STRATEGIES FUND, LLC with respect to
                                            its series listed on Exhibit A
                                            attached hereto


                                            By: General Motors Investment
                                                Management Corporation, Manager


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                               AUTHORIZED PERSONS


Name (Typed)                                           Signature


Mark Attanasio
                                                       -------------------------


Jon W. de Klerk
                                                       -------------------------


Robert E. Harrison
                                                       -------------------------


Michael E. Klehm
                                                       -------------------------


Paul S. Platkin
                                                       -------------------------


Edgar J. Sullivan
                                                       -------------------------


Alan Torun
                                                       -------------------------


David Lucich
                                                       -------------------------

EXHIBIT A

     This is Exhibit A to the Amended and Restated Administration, Accounting, and Investor Service Agreement dated November 1, 2002, as amended to date (the "Agreement") and is for all purposes considered a part of the Agreement. PFPC will provide services as set forth in the Agreement to the following series of GMAM Absolute Return Strategies Fund LLC:

                     GMAM Absolute Return Strategies Fund I

                                    EXHIBIT B

                      DataPath Access Services Description

     THIS Description is part of the Amended and Restated Administration, Accounting and Investor Services Agreement dated November 1, 2002, as amended to date (the "Administration Agreement" or the "Agreement"), between GMAM Absolute Return Strategies Fund, LLC, with respect to its series listed on Exhibit A to the Administration Agreement (the "Fund") and PFPC Inc. ("PFPC").

1.   PFPC Services. PFPC will perform services as follows:

     (a) Provide Users (as defined in subsection (b) below) and the Fund Service Providers Internet access to PFPC DataPath ("DataPath") at www.pfpcDataPath.com (the "Site") for Fund portfolio data otherwise supplied by PFPC to Fund service providers via other electronic and manual methods (the "Services"). Types of information to be provided on the Site include: (i) data relating to portfolio securities, (ii) general ledger balances, and (iii) net asset value-related data (NAV and net asset, distribution and yield detail).

     (b) Supply each of the persons specified on Schedule A to this Description as permissible users of DataPath (the "Users") with a logon ID and Password.

     (c) Provide to Users access to the information listed in (a) above using standard inquiry tools and reports. Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, PFPC will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing custom reports or enhancements are not included in the fees set forth below and will be negotiated and billed separately.

     (d) Utilize a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site.

     (e) Monitor the telephone lines involved in providing the Services and inform the Fund promptly of any malfunctions or service interruptions.

     (f) Should DataPath or any part thereof become, or in PFPC's reasonable opinion, be likely to become the subject of a claim of infringement or misappropriation, PFPC may, at its option and expense: (a) procure for the Fund the right to continue using DataPath, (b) replace or modify DataPath with a non-infringing version of substantially equivalent function and performance, or (c) discontinue DataPath and refund to the Fund all fees attributable to use of DataPath hereunder subsequent to the time of discontinuing DataPath availability.

2.   Duties of the Fund and the Users. The Fund will:

     (a) provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

     (b) keep logon IDs and passwords confidential and notify PFPC immediately in the event that a logon ID or password is lost, stolen or if the Fund has reason to believe that the logon ID and password are being used by an unauthorized person.

3.   Standard of Care; Limitations of Liability

     (a) The Fund acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. PFPC's provision of Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. Without limiting the generality or applicability of Sections 13 or 14 of this Agreement, the Fund agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes a breach of PFPC's standard of care set forth in this Agreement.

     (b) Without limiting the generality of the foregoing or any other provisions of this Description or the balance of the Administration Agreement, PFPC shall not be liable for delays or failures to perform any of the Services or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, acts of terrorism, insurrections, war, riots or failure of the mails, transportation, communication or power supply, functions or malfunctions of the Internet or telecommunications services, firewalls, encryption systems or security devices caused by any of the above, or laws or regulations imposed after the date of this Administration Agreement.

     (c) The provisions of this Section 3 shall survive termination of this Description and the balance of the Administration Agreement.

4.   Fees for DataPath Services.

          As consideration for the performance by PFPC of the Services, the Fund will pay the fees set forth in a separate fee letter or work order as agreed between the parties from time to time.

5.   Duration, Termination and Changes to Terms.

     (a) PFPC shall have the right at any time to review and propose changes to the terms and fees described in this Agreement. These changes will become effective and bind the parties hereto after ninety (90) days from the date PFPC notifies the Fund of such changes, unless the Fund terminates this Agreement pursuant hereto or the parties agree otherwise at such time.

     (b) Either party may terminate this Description upon sixty (60) days' prior written notice to the other.

6. Miscellaneous. In the event of a conflict between specific terms of this Description and the terms of the balance of the Agreement, this Description shall control as to the Services.

PFPC INC.


By:
       ------------------------

Name:
       ------------------------

Title:
       ------------------------


GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC with respect to the series identified on Exhibit A to the Administration Agreement


By:    General Motors Investment Management Corporation, Manager

Name:
       ------------------------

Title:
       ------------------------

                                                     SCHEDULE A to the DataPath
                                                     Access Services Description

                           DataPath Authorized Persons

     THIS SCHEDULE A, dated as of            , 2002 is Schedule A to the
                                  -----------
DataPath Access Services Description dated         , 2002, as amended to date
                                           --------
(the "Description"), between GMAM Absolute Return Strategies Fund, LLC (the "Fund") with respect to its series identified on Exhibit A to the Administration Agreement (as defined in the Description) and PFPC Inc. ("PFPC"). This Schedule A shall supersede all previous forms of Schedule A to the Description as of the date hereof.

The following persons are Authorized Persons in accordance with the Description unless and until the Fund notifies PFPC that any of these persons are no longer such Authorized Persons:

    Name                 Fund or Firm                     Signature
    ----                 ------------                     ---------


Mark Attanasio       General Motors Investment
                     Management Corporation
                     (GMIMCo)
                                                 -------------------------------


Jon W. de Klerk      General Motors Investment
                     Management Corporation
                     (GMIMCo)
                                                 -------------------------------


Robert E. Harrison   General Motors Investment
                     Management Corporation
                     (GMIMCo)
                                                 -------------------------------


Michael E. Klehm     General Motors Investment
                     Management Corporation
                     (GMIMCo)
                                                 -------------------------------


Paul S. Platkin      General Motors Investment
                     Management Corporation
                     (GMIMCo)
                                                 -------------------------------


Edgar J. Sullivan    General Motors Investment
                     Management Corporation
                     (GMIMCo)
                                                 -------------------------------


Alan Torun           General Motors Investment
                     Management Corporation
                     (GMIMCo)
                                                 -------------------------------

David Lucich         General Motors Investment
                     Management Corporation
                     (GMIMCo)
                                                 -------------------------------


PFPC INC.


By:
       --------------------

Name:
       --------------------

Title:
       --------------------


GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC with respect to its series identified on Exhibit A to the Administration Agreement


By:    General Motors Investment Management Corporation,
       Manager

Name:
       --------------------

Title:
       --------------------